Exhibit 23.01

CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement No. 333-31126 of Elantec Semiconductor, Inc. on Form S-8 of our report dated October 18, 2000, appearing in this Annual Report on Form 10-K of Elantec Semiconductor, Inc. for the year ended September 30, 2000.

/s/ Deloitte & Touche LLP

San Jose, California
November 22, 2000